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                                                                    EXHIBIT 99.2


                          Investor Contact and Media Contact
FOR IMMEDIATE RELEASE     Jack A. Green, Senior Vice President
                          Administration, General Counsel and Secretary
                          978/664-7577


                CVEO CORPORATION ANNOUNCES STATUS OF BANKRUPTCY

          North Reading, MA, August 8, 2001 - CVEO Corporation, formerly known as Converse Inc., announced today that it continues to sell its remaining assets under the supervision of the U.S. Bankruptcy Court in Delaware. No determination has been made as to when a distribution will be made to unsecured creditors or the amount thereof.

          As previously disclosed, the Company does not expect any distribution or payment to holders of common stock as a result of the liquidation.

                                *      *      *

          This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend" and words or terms of similar substance used in connection with any discussion of future events identify forward-looking statements. All forward-looking statements are management's present expectations of future events that are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

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